Exhibit 99.1

nQuire Software, Inc.
1997 EMPLOYEE STOCK OPTION
AND COMPENSATION PLAN
December 20, 1999
(Amended)
(Revised by Board of Directors, November 18, 1999)

  Purpose. The purpose of the 1997 Employee Stock Option and Compensation Plan (the "Plan") of nQuire Software, Inc. (the "Company") is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees. Incentives may consist of opportunities to purchase or receive shares of Common Stock, $0.001 par value, of the Company ("Common Stock"), monetary payments or both on terms determined under this Plan.

  Administration. The Plan shall be administered by the stock option committee (the "Committee") of the Board of Directors of the Company. The Committee shall be appointed from time to time by the Board of Directors of the Company. Initially, the Committee shall consist of Lawrence A. Barbetta, who shall be the sole member until additional or different members are appointed by the Board of Directors.

  The Board of Directors of the Company may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, may keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

  Eligible Participants. Employees of or consultants to the Company or its subsidiaries or affiliates, (including directors and officers who are employees of the Company or its subsidiaries or affiliates), shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

  Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) Incentive Stock Options and Nonstatutory Stock Options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) performance shares (section 9); and (f) cash awards (section 10).

  Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 3,500,000 shares of Common Stock.

5.2 Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

5.3 Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards may be authorized and unissued shares.

  Stock Option. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6, and subject to the following:

(a) In the case of an Incentive Stock Option

(i) granted to an eligible participant who, at the time of grant of such option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant.

(ii) granted to any other eligible participant, the per share exercise price shall be no less than 100% of the Fair Market Value per share on the date of grant.

(b) In the case of a Nonstatutory Stock Option

(i) granted to an eligible participant who, at the time of grant of such option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) granted to any other eligible participant, the per share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(c) Notwithstanding the foregoing, options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction.

6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

6.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

6.4 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder. Any option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Option Agreement, but in no case at a rate of less than 20% per year over five (5) years from the date the option is granted.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended):

(a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

(b) Any Incentive Stock Option certificates authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the stockholders.

(d) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

(e) No person shall be eligible to receive any Incentive Stock Option under the Plan, if at the date of grant such person beneficially owns in excess of ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its parent or subsidiary corporations (as defined in the Code), unless (i) the exercise price under the option is at least 110% of the Fair Market Value of the stock subject to the option, and (ii) such option by its terms is not exercisable after the expiration of five (5) years from the date of such option is granted.

(f) All options shall be deemed to be Nonstatutory Options unless they are explicitly stated to be Incentive Stock Options in the Option Agreement.

6.6 Termination of Employment. If an optionee ceases to be an eligible participant as a result of the termination of employment, such optionee may exercise his or her option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of the option as set forth in the Option Agreement). To the extent that the optionee is not entitled to exercise the option on the date of such termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

6.7 Disability. If an optionee ceases to be an eligible participant as a result of optionee's disability, such optionee may exercise his or her option within such period of time as is specified in the Option Agreement (of at least 6 months) to the extent that the option is vested on the date of termination (but in no event later than the expiration date of the term of such option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that the optionee is not entitled to exercise the option on the date of termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

6.8 Death of Optionee. If an optionee dies while an eligible participant, such optionee may exercise his or her option within such period of time as is specified in the Option Agreement (of a least 6 months) (but in no event later than the expiration of the term of such option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the optionee is not vested as to the entire option, the shares covered by the unvested portion of the option shall revert to the Plan. The option may be exercised by the executor or administrator of the optionee's estate or, if none, by the person(s) entitled to exercise the option under the optionee's will or the laws of descent or distribution. If the option is not so exercised within the time specified herein, the option shall terminate, and the shares covered by such option shall revert to the Plan.

  Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

  7.1 Number. Each SAR granted to any participant shall be related to such number, of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

  7.2 Duration. Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SARs which become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

  7.3 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

  7.4 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to executive officers of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

  (a) The number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

  (b) The Fair Market Value of a share of Common Stock on the exercise date.

  In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. Prior to the issuance of Common Stock upon the exercise of any SAR, a participant shall have no rights as a stockholder.

  Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

  8.1 Number of Shares. The number of shares to be offered or sold by the Company to a participant to a stock award or as restricted stock shall be determined by the Committee.

  8.2 Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

  8.3 Restrictions. Subject to the provisions of Section 12(b) hereof, shares of restricted stock transferred or sold hereunder may be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

  (a) A prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

  (b) A requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions, provided that the Company's right to repurchase shares from the holder at the original purchase price lapses at the rate of at least twenty percent (20%) per year over five (5) years;

  (c) Such other conditions or restrictions as the Committee may deem advisable.

  8.4 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

  The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1997 Employee Stock Option and Compensation Plan of nQuire Software, Inc., (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the Secretary of the Company.

  8.5 End of Restrictions. Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

  8.6 Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

  Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

  9.1 Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

  9.2 Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company until the payment of shares of Common Stock with respect to an award.

  9.3 No Adjustment. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

  9.4 Expiration of Performance Share. If any participant's employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participants rights on the shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

  Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his or her services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

  General.

  11.1 Effective Date. The Plan will become effective upon its approval by the stockholders of the Company. Unless approved within one year after the date of the Plan's adoption by the Board of Directors, the Plan shall not be effective for any purpose.

  11.2 Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

  11.3 Non-transferability of Incentives. No stock option, SAR, restricted stock or award may be transferred, pledged or assigned by the holder thereof except, in the event of the holder's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

  11.4 Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee and set forth in the Option Agreement or other agreement with the participant, subject to the provisions of Sections 6.6, 6.7 and 6.8 hereof.

  11.5 Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issued pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

  11.6 Adjustment Upon Change in Control. The term "Change in Control" as used herein refers to the occurrence of one of the following specified events:

  a. The stockholders of the Company approve a plan for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  b. The stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization, reorganization, or reincorporation of the Company (or similar transaction) in which the effective control of the Company does not change; or

  c. Any person (not including (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) becomes the owner of securities of the Company (not including any securities previously owned by such person or any securities acquired directly from the Company or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

  then, a Change in Control shall be deemed to have occurred from and after the date on which public announcement of the acquisition of such percentage shall have been made or the date of any such stockholder approval of a merger, consolidation, or an agreement for the sale of the Company's assets as described above. Each of the specified occurrences will constitute a Change in Control unless the Board of Directors of the Company, in its sole discretion, determines otherwise.

  In the event of a Change in Control, any outstanding Incentives granted hereunder will be subject to the agreement of merger or reorganization, which may provide for the assumption of outstanding Incentives by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, for settlement in cash or for cancellation of the outstanding Incentives.

  Notwithstanding any other provision hereof or in any Incentive Agreement to the contrary, in the event of a Change in Control of the Company, the vesting of all unmatured installments of each outstanding Incentive granted under this Plan shall immediately accelerate and said Incentive become exercisable unless said Incentive is assumed or an equivalent Incentive or right substituted therefore. In the event of such assumption or the substitution of an equivalent Incentive or right following a Change of Control:

  x. Any unmatured installments of the Incentive held by any participant who has been employed by the Company for eighteen (18) months or more prior to the date of the Change in Control shall vest monthly as to 1/12th of the unmatured installments such that the outstanding Incentive of such participant shall be fully vested twelve (12) months after the date of the Change of Control.

  y. Any unmatured installments of the Incentives held by any participant who has been employed by the Company for less than 18 months prior to the date of the Change in Control shall vest monthly as to 1/18th of the unmatured installments such that the outstanding Incentive held by such participants shall be fully vested eighteen (18) months after the date of the Change of Control.

  z. In the event that prior to the date on which the unmatured installments of a participant's Incentives become exercisable pursuant to the foregoing clauses (x) and (y): (i) the participant's employment with the successor and its parents, subsidiaries and affiliates is involuntarily terminated without "good cause" (as defined below); or if (ii) the participant has justifiable grounds for terminating the participant's employment with the successor and its parent, subsidiaries and affiliates (e.g., in the event of a material demotion, a material reduction in compensation and benefits, or if a significant relocation is required); then all unmatured installments of the Incentives granted to said participant under this Plan shall immediately accelerate and become exercisable.

  If in connection with a Change in Control a portion of an Incentive becomes exercisable in lieu of assumption or substitution, the Company shall notify the participant in writing or electronically that said portion of the Incentive shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Incentive shall terminate upon the expiration of such period. For the purposes of this paragraph, the Incentive shall be considered assumed if, following the Change in Control, the Incentive confers the right to purchase or receive, for each share subject to the Incentive immediately prior to the Change in Control, the consideration received in connection with the Change in Control by the holders of common stock for each share of common stock held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Plan may provide for the consideration to be received upon the exercise of the Incentive to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of common stock in connection with the Change in Control.

  The term "good cause," as used herein, includes but is not limited to (i) chronic absenteeism, (ii) chronic inattention to duties, (iii) material dishonesty, (iv) commission of a crime involving moral turpitude, (v) failure by the participant to materially comply with the terms of any agreement with the participant's employer, (vi) any material failure by the participant to follow lawful directions of the CEO or Board of Directors of the participant's employer, (vii) conduct by the participant that has a material detrimental effect upon his or her employer, or (viii) a determination in good faith by the CEO or Board of Directors of the employer that the participant's productivity is not commensurate with the responsibility and remuneration of his or her position or that his or her performance is otherwise materially unsatisfactory. If the successor Company desires to terminate the participant's employment for "good cause," for the reasons set forth in clause (viii) of the preceding sentence, it shall first give the participant written notice of such intention, stating the reasons for the proposed termination, and the participant shall have 30 days (or such longer period as the successor may designate, in its discretion) from the date of receipt of such notice to cure the alleged deficiency to the reasonable satisfaction of the successor.

  11.7 Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as Nonstatutory Stock Options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

  11.8 Withholding.

  (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

  (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

  (c) If a participant is an executive officer of the Company within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

  11.9 No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons' beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

  11.10 Deferral Permitted. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

  11.11 Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 11.6, (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) materially increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, without the consent of the majority of directors elected by the holders of Preferred Stock, (c) materially increase the benefits that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

  11.12 Definitions.

  (a) Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of Common Stock on the principal United States Securities Exchange registered under the 1934 Act on which the Common Stock is listed (the "Exchange Act"), or, on the National Association Securities Dealers, Inc. Automatic Quotation System (including the National Market System ("NASDAQ") on the applicable date. If the Exchange or NASDAQ is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on the Exchange or NASDAQ. If the Common Stock is not publicly traded, the "Fair Market Value" shall be determined by the Board of Directors using a reasonable valuation method in good faith.

  (b) "Incentive Stock Option" means an option intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

  (c) "Nonstatutory Stock Option" means an option not intended to qualify as an Incentive Stock Option.

  (d) "Option Agreement" means an agreement between the Company and an optionee evidencing the terms and conditions of an individual option grant. An Option Agreement is subject to the terms and conditions of the Plan.

    Compliance With Law.

    12.1 California Law. The provisions hereof and of any Incentive issued pursuant hereto are intended to comply in all respects with the provisions of the Corporate Securities Law of the State of California and with applicable sections of the California Code of Regulations, including but not limited to Title 10, sections 260.140.41 and 260.140.42; all provisions hereof shall be construed so as to give effect to said intent.

    12.2 Repurchase Rights. Without limiting the foregoing, if the provisions hereof or of any Option Agreement or stock grant issued pursuant hereto give the Company the right to repurchase securities upon termination of employment, said provisions shall comply with Title 10 of the California Code of Regulation sections 260.140.41(k) or 260.140.42(h), as applicable.

    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders for approval shall be construed as having created any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    Conditions Upon Issuance of Shares.

    14.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    14.2 Investment Representations. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable laws.

    Information to Optionees and Purchasers. The Company shall provide to each optionee and to each individual who acquires shares pursuant to the Plan, not less frequently than annually during the period such optionee or purchaser has one or more options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires shares pursuant to the Plan, during the period such individual owns such shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

    Approved by the Board of Directors and by the sole Shareholder effective as of August 1, 1997.

    /s/ Lawrence A. Barbetta
    Lawrence A. Barbetta, CEO